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EXHIBIT 12.3
CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Gucci Group N.V., a Dutch corporation (the "Company"), does hereby certify that

        The Annual Report on Form 20-F for the year ended January 31, 2004 (the "Form 20-F") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

Dated: April 23, 2004	/s/ DOMENICO DE SOLE Domenico De Sole President and Chief Executive Officer
Dated: April 23, 2004	/s/ ROBERT SINGER Robert S. Singer Executive Vice President and Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Gucci Group N.V. and will be retained Gucci Group N.V. for five years and furnished to the Securities and Exchange Commission or its staff upon request.

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EXHIBIT 12.3 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002